Exhibit 10.16

DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT

This Debt Subordination and Intercreditor Agreement (as the same may from time to time be amended, modified or restated, the “Agreement”) is dated as of November __, 2008, and is entered into by and among (a) CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (“Parent”), (b) GLOBAL CAPACITY GROUP, INC., a Texas corporation (“GCG”), (c) CENTREPATH, INC., a Delaware corporation (“Centrepath”), (d) 20/20 TECHNOLOGIES, INC., a Delaware corporation (“20/20 Inc.”), (e) 20/20 TECHNOLOGIES I, LLC, a Delaware limited liability company (“20/20 LLC”), (f) NEXVU TECHNOLOGIES, LLC, a Delaware limited liability company (“Nexvu”), (g) FNS 2007, INC., a Delaware corporation (“FNS”), (h) VANCO DIRECT USA, LLC, a Delaware limited liability company (“Vanco”), (i) MAGENTA NETLOGIC LIMITED, a company incorporated in England and Wales (“Magenta”), (j) CAPITAL GROWTH ACQUISITION, INC., a Delaware corporation (“Acquisition”; Parent, GCG, Centrepath, 20/20 Inc., 20/20 LLC, Nexvu, FNS, Vanco, Magenta and Acquisition are referred to herein individually as a “Debtor” and collectively as the “Debtors”), (k) ENABLE GROWTH PARTNERS, L.P., a Delaware limited partnership, in its capacity as agent for the Debenture Purchasers under and as defined in the Subordinated Debenture Agreements described below (in such capacity, the “Junior Agent”), (l) the Purchasers under and as defined in the Subordinated Debenture Agreements (Junior Agent and such Purchasers are sometimes referred to herein as a “Junior Creditor” and collectively as the “Junior Creditors”), (m) each Lender under and as defined in the Senior Loan Agreement described below (each a “Senior Lender”), and (n) ACF CGS, L.L.C., a Delaware limited liability company, as administrative agent for each of the Senior Lenders under the Senior Loan Agreement (together with each such Senior Lender, collectively, the “Senior Creditor”).

WITNESSETH:

WHEREAS, Certain Junior Creditors have provided financing to Parent pursuant to that certain Securities Purchase Agreement dated as of March 11, 2008 (as amended, restated or otherwise modified from time to time, the “Original Subordinated Debenture Agreement”), as further evidenced by those certain Variable Rate Senior Secured Convertible Debentures due March 11, 2013, made by Parent payable to such Junior Creditors in the aggregate original principal amount of $19,000,000 (collectively, the “Original Debentures”).

WHEREAS, pursuant to the terms of that certain Consent, Waiver, Amendment and Exchange Agreement dated as of even date herewith, by and among the Parent and the Junior Creditors holding Original Debentures identified therein, the Parent and the holders of the Original Debentures have agreed to exchange the Original Debentures for new Amended and Restated Original Issue Discount Secured Convertible Debentures due March 11, 2015, made by Parent to such Junior Creditors in the aggregate original principal amount of $30,847,551 (the “Amended and Restated Debentures”).

WHEREAS, on the date hereof, Junior Creditors will provide additional financing to Parent in the aggregate principal amount of $14,891,250 pursuant to that certain Securities Purchase Agreement dated on or about the date hereof among Junior Creditors and Parent (the “New Subordinated Debenture Agreement”, and, together with the Original Subordinated Debenture Agreement, the “Subordinated Debenture Agreements”), as further evidenced by those certain Original Issue Discount Secured Convertible Debentures due November __, 2015, made by Parent payable to Junior Creditors in the aggregate principal amount of $14,891,250 (each debenture issued under any Subordinated Debenture Agreement, as such debenture may be amended, restated or otherwise modified from time to time, is hereafter referred to as a “Subordinated Debenture”).

WHEREAS, each Debtor other than Parent has guaranteed the obligations of Parent with respect to the Subordinated Debentures pursuant to (i) that certain Subsidiary Guarantee dated as of March 11, 2008, by such Debtors in favor of the holders of the Original Debentures, and (ii) that certain Subsidiary Guaranty dated on or about the date hereof, by such Debtors in favor of the Junior Creditors (collectively, the “Subordinated Debenture Guarantees”), and the obligations of Debtors to Junior Creditors are secured by substantially all assets of Debtors pursuant to (i) that certain Security Agreement dated as of March 11, 2008, by Debtors in favor of the holders of the Original Debentures, and (ii) that certain Security Agreement dated on or about the date hereof, by Debtors in favor of the Junior Creditors (collectively, the “Subordinated Debenture Security Agreements”). All current and future documents relating to the Junior Debt (as hereinafter defined), including without limitation the Subordinated Debentures, the Subordinated Debenture Agreements, the Subordinated Debenture Guarantees, the Subordinated Debenture Security Agreements and any other guaranty, security agreement, pledge agreement, control agreement, mortgage, deed of trust or other instrument, document or agreement executed and/or delivered in connection with any of the foregoing (including any share of stock or other security into which any Subordinated Debenture has been or may be converted), as the same may be amended, modified or restated, are referred to herein as the “Subordinated Debenture Documents”.

WHEREAS, Senior Creditor and Debtors are parties to that certain Loan and Security Agreement dated on or about the date hereof (as amended, restated, or otherwise modified from time to time, and including any Refinancing thereof, the “Senior Loan Agreement”), pursuant to which Senior Creditor has made a loan to the Debtors in the principal amount of $8,500,000. All current and future documents relating to the Senior Debt, as hereafter defined, including without limitation the Senior Loan Agreement and any guaranty, security agreement, pledge agreement, control agreement, mortgage, or deed of trust, and any documents evidencing or relating to any Additional Senior Loans, as the same may be amended, modified or restated, are herein and now referred to collectively and individually as the “Senior Loan Documents”.

WHEREAS, the Senior Debt is secured by the Collateral, as hereafter defined.

WHEREAS, in order to induce Senior Creditor to enter into the Senior Loan Agreement and to provide financing to Debtors thereunder, Junior Creditors and Debtors have agreed to enter into this Agreement in order to subordinate the Junior Debt to the Senior Debt and to subordinate the security interest and other rights of Junior Creditors in the Collateral to the security interest and other rights of Senior Creditor with respect thereto.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Junior Creditors and Debtors hereby agree with Senior Creditor as follows:

1. Certain Defined Terms. In addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement will have the following meanings, applicable both to the singular and the plural forms of the terms defined:

“Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Event”: (a) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code), or any receivership, custodianship, liquidation, reorganization, administration, administrative receivership, arrangement or other similar case or proceeding, relative to any Debtor, or to the assets of any Debtor, (b) any liquidation, dissolution, reorganization or winding up of any Debtor, whether voluntary or involuntary and whether or not involving solvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Debtor, (d) any sale, transfer or other disposition of all or substantially all of the assets of any Debtor in connection with any of the foregoing, or (e) any application, notice, resolution or order made, passed or given for or in connection with any of the foregoing or any event analogous to any of the foregoing.

“Blockage Notice”: a written notice from Senior Creditor to Junior Agent that a Non-Payment Default or Payment Default has occurred and is continuing. Any Blockage Notice shall specify the nature of the applicable Payment Default(s) and Non-Payment Default(s).

“Blockage Period”: any period commencing on the date a Blockage Notice is given and ending (a) with respect to a Blockage Period in connection with a Payment Default, on the earliest to occur of (i) the date when such Payment Default has been cured or waived in writing by Senior Creditor, or (ii) 180 days from the date a Blockage Notice is given if prior to such date the Senior Creditor has not formally accelerated the Senior Debt and undertaken good faith proceedings to effect such acceleration; (b) with respect to a Class 1 Non-Payment Default, on the earliest to occur of (i) the date when such Class-1 Non-Payment Default has been cured or waived in writing by Senior Creditor, or (ii) 180 days from the date a Blockage Notice is given if prior to such date the Senior Creditor has not formally accelerated the Senior Debt and undertaken good faith proceedings to effect such acceleration; and (c) with respect to a Class 2 Non-Payment Default, on the earliest to occur of (i) the date when such Class-2 Non-Payment Default has been cured or waived in writing by Senior Creditor, or (ii) 60 days from the date a Blockage Notice is given if prior to such date the Senior Creditor has not formally accelerated the Senior Debt and undertaken good faith proceedings to effect such acceleration.

“Class 1 Non-Payment Default”: each of the Non-Payment Defaults under the Senior Loan Documents described on Schedule 1 attached hereto.

“Class 2 Non-Payment Default”: each of the Non-Payment Defaults under the Senior Loan Documents described on Schedule 2 attached hereto.

“Collateral”: any and all of the assets now owned or hereafter acquired by any Debtor, together with all proceeds, products, accessions and additions thereto from time to time, including without limitation any insurance proceeds.

“Debtor”: has the meaning ascribed to such term in the introductory paragraph of this Agreement and shall include any successor assign or assign of any Debtor, including, without limitation, a receiver, trustee or debtor-in-possession.

“Deed of Priority”: means that certain Deed of Priority dated as of the date hereof, by and among Magenta and 20/20 LLC, as chargors, Senior Agent, the Junior Creditors, and Parent, Centrepath, GCG, 20/20 Inc., FNS, Nexvu, Acquisition and Vanco.

“Default”: any “Default”, as such term is defined in the Senior Loan Agreement, together with any other default, event of default or other breach of any Senior Loan Document (after giving effect to any applicable notice and cure periods) that entitles Senior Creditor to accelerate the Senior Debt or exercise any other right or remedy against any Debtor.

“Enforcement Action” shall mean (a) the commencement of legal proceedings by Senior Creditor against the Debtors for the collection of all or substantially all of the indebtedness owed pursuant to the Senior Loan Agreement, whether pursuant to institution of a lawsuit or the taking of actions to foreclose on substantially all of the collateral securing Senior Debt, including, without limitation, the institution of any enforcement or foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to the United States Bankruptcy Code, or any diligently pursued attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy in connection with a Default as provided under the Senior Loan Documents (including delivery of any notice to seek to obtain payment directly from any account debtor of any Debtor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in a Bankruptcy Event or otherwise, (c) the sale, assignment, transfer, lease, or other disposition of all or substantially all of the Collateral, by private or public sale or any other means as permitted under the Senior Loan Documents, (d) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purpose of marketing or disposing of all or substantially all of the Collateral, provided that any such engagement or retention shall require the applicable party to obtain letters of intent with regard to a transaction within a commercially reasonable period of time and in any event within sixty (60) days following the date of the engagement of such person, or (e) the commencement of, or the joinder with any creditor in commencing, any Bankruptcy Event against any Debtor or any assets of any Debtor, including the appointment of a receiver, interim receiver, trustee or similar official over any Debtor of any assets of any Debtor.

“Junior Agent”: has the meaning set forth in the introductory paragraph of this Agreement.

“Junior Creditor”: has the meaning set forth in the introductory paragraph of this Agreement.

“Junior Debt”: all indebtedness, fees, expenses, obligations and liabilities of each Debtor to any Junior Creditor, whether now existing or hereafter incurred or created, under or with respect to the Subordinated Debenture Documents, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

“Lien”: any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, equity, statute or contract, and including a security interest, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“New Subordinated Debenture Agreement”: has the meaning set forth in the recitals of this Agreement.

“Non-Payment Default”: any Default (other than a Payment Default), or any other event (other than a Payment Default) the occurrence of which (after giving effect to any applicable notice and cure periods) entitles the Senior Creditor to accelerate the maturity of any of the Senior Debt, and including all Class 1 Non-Payment Defaults and Class 2 Non-Payment Defaults.

“Original Subordinated Debenture Agreement”: has the meaning set forth in the recitals of this Agreement.

“Payment Default”: any default in the payment of any Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto.

“Person”: any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Refinancing”: any replacement or refinancing of the Senior Debt, provided that such replacement or refinancing indebtedness does not (i) increase the principal amount of the Senior Debt beyond the limits described in clause (a) of the definition of “Senior Debt”, (ii) extend the stated maturity date of some or all of the Senior Debt beyond the maturity date of the Senior Debt as of the date of this Agreement, or (iii) add any additional events of default or financial covenants such that such refinancing indebtedness is materially more restrictive to the Debtors than the Senior Debt as of the date of this Agreement.

“Senior Creditor”: means the Senior Creditor referred to in the introductory paragraph of this Agreement and any other holder of Senior Debt from time to time.

“Senior Creditor Repayment”: the circumstance in which (a) subject to Section 12(a), the Senior Debt has been paid in full in cash, and (b) the commitment of Senior Creditor to make loans under the Senior Loan Agreement has been terminated.

“Senior Debt”: all liabilities of any Debtor to Senior Creditor from time to time outstanding pursuant to or in connection with the Senior Loan Documents (including, without limitation, all principal, interest, fees, reimbursement obligations with respect to letters of credit, indemnities, costs and expenses) up to an aggregate amount not to exceed the sum of (a) up to $8,500,000 of loans at any time outstanding pursuant to the Senior Loan Agreement plus, subject to Senior Creditor’s compliance with Section 13(a) of this Agreement, up to an additional $2,000,000 of loans under the Senior Loan Agreement (“Additional Senior Loans”); plus (b) all interest arising under or with respect to the Senior Loan Documents, including, in the event of a Bankruptcy Event, any and all post-petition interest and costs from and after the date of filing of a petition by or against any Debtor or its bankruptcy estate, whether or not such amounts are allowed as a claim against any Debtor in any Bankruptcy Event; plus (c) all costs and expenses incurred by Senior Creditor in connection with its enforcement of any rights or remedies under the Senior Loan Documents, the collection of any of the Senior Debt, or the protection of, or realization upon, any Collateral, including, by way of example, court costs, appraisal and consulting fees, reasonable attorneys’ fees, auctioneers’ fees, rent, storage, insurance premiums and like items, and whether or not such amounts are allowed as a claim against any Debtor in connection with any Bankruptcy Event; plus (d) all fees, charges, and indemnities owing by any Debtor to Senior Creditor under or in connection with the Senior Loan Documents; plus (e) all principal, interest, fees, costs and expenses in connection with any debtor-in-possession financing provided by Senior Creditor to one or more Debtors in connection with a Bankruptcy Event.

“Senior Loan Agreement”: has the meaning set forth in the recitals of this Agreement.

“Senior Loan Documents”: has the meaning set forth in the recitals of this Agreement.

“Subordinated Debenture”: has the meaning set forth in the recitals of this Agreement.

“Subordinated Debenture Agreement”: has the meaning set forth in the recitals of this Agreement.

“Subordinated Debenture Documents”: has the meaning set forth in the recitals of this Agreement.

“Subordinated Debenture Guarantees”: has the meaning set forth in the recitals of this Agreement.

“Subordinated Debenture Security Agreements”: has the meaning set forth in the recitals of this Agreement.

2. Subordination of Debt.

(a) Debtors may pay, and Junior Creditors may retain, Permitted Payments (as defined below) with respect to the Junior Debt, provided that following the commencement of an Enforcement Action and for so long as an Enforcement Action remains ongoing, Junior Creditors shall be entitled to no Permitted Payments until the Senior Creditor Repayment shall have occurred, other than Permitted Payments described in Section 2(c)(i). Unless and until the Senior Creditor Repayment shall have occurred, no Junior Creditor will ask for, demand, sue for, take or receive from any Debtor, by setoff or in any other manner, the whole or any part of the Junior Debt which does not constitute a Permitted Payment, including, without limitation, the taking of any negotiable instruments evidencing such amounts (other than debentures now or hereafter issued in connection with Junior Debt which are subordinated pursuant to the terms and conditions hereof and which contain the subordination legend required hereby), or the taking of any security for any of the Junior Debt (other than security interests in the Collateral pursuant to the Subordinated Debenture Documents in effect on the date hereof unless permitted by Section 8 hereof), and while an Enforcement Action is outstanding, the holders of the Junior Debt will not accept any Permitted Payments (other than Permitted Payments described in Section 2(c)(i)) (or if received will pay them over to Senior Lender).

(b) Subject to the terms of Section 2(a) above, unless and until the Senior Creditor Repayment shall have occurred, in the event that any Junior Creditor shall receive any cash payment or distribution with respect to the Junior Debt which does not constitute a Permitted Payment, then, in such event, such payment or distribution (other than a Permitted Payment described in Section 2(c)(i)) shall be deemed to have been paid to such Junior Creditor in trust for the benefit of Senior Creditor and shall be immediately paid over to Senior Creditor in the form received by such Junior Creditor (with proper endorsements or assignments, if necessary) to the extent necessary to pay the Senior Debt after giving effect to any concurrent payment to Senior Creditor from other sources.

(c) As used herein, the term “Permitted Payment” shall mean any of the following:

(i) non-cash payments of principal, interest or other amounts due to one or more Junior Creditors pursuant to and in accordance with the Subordinated Debenture Documents via the issuance of Parent’s capital stock;

(ii) so long as no Blockage Period is in effect and no Enforcement Action has been commenced and is continuing, cash payments of liquidated damages made pursuant to the Subordinated Debenture Documents as in effect on the date hereof or as amended as permitted by this Agreement;

(iii)  so long as no Blockage Period is in effect and no Enforcement Action has been commenced and is continuing, cash payments on account of Quarterly Redemption Amounts (as defined in the Subordinated Debentures) due under the Subordinated Debenture Documents in an amount not to exceed 25% of the Debtors’ Excess Cash Flow (as defined in the Senior Loan Agreement), contemporaneously with the payment of Excess Cash Flow to the Senior Creditor pursuant to Section 2(c)(v) of the Senior Loan Agreement;

(iv)  so long as the outstanding principal balance of the Senior Debt is no more than $2,500,000 and so long as no Blockage Period is in effect and no Enforcement Action has been commenced and is continuing, cash payments on account of Quarterly Redemption Amounts due under the Subordinated Debentures, provided that no such payment shall be made unless (x) as of the end of the month immediately preceding payment of any proposed Quarterly Redemption Amount the Debtors are in compliance with each of the financial covenants set forth in the Senior Loan Agreement required to be complied with as of the end of such preceding month, and (y) no less than ten (10) days prior to the proposed date of payment of such Quarterly Redemption Amount, Debtors shall have delivered to Senior Creditor and Junior Creditor Agent written certification of such compliance, together, in the case of Senior Creditor, with calculations in reasonable detail evidencing compliance with such financial covenants (if requested in writing, and only if requested in writing, subject to Section 4.8 of the Original Subordinated Debenture Agreement, the Debtors shall deliver calculations in reasonable detail evidencing compliance with such financial covenants to the Junior Creditor Agent); and

(v) so long as no Blockage Period is in effect an no Enforcement Action has been commenced and is continuing, reimbursement of out of pocket expenses (including, if applicable, legal fees and expenses) payable to Junior Creditors pursuant to the Subordinated Debenture Documents (as in effect as of the date of this Agreement) and Section 32 of this Agreement.

(d) The rights of each Junior Creditor to receive any payments with respect to the Subordinated Debenture Documents (other than Permitted Payments described in Section 2(c)(i)) will be suspended upon delivery of a Blockage Notice to Junior Agent. Upon the termination of any Blockage Period, each Junior Creditor’s right to receive Permitted Payments as provided above shall be reinstated, and Debtors may resume making such payments to Junior Creditors (including any payments that were deferred as a result thereof). The aggregate number of days in any consecutive 365-day period during which Blockage Periods may be in effect solely as a result of Non-Payment Defaults shall be 180 days. No Blockage Period may be imposed by Senior Creditor as a result of any Non-Payment Default existing on the date that any previous Blockage Notice was given and of which an officer of Senior Creditor had actual knowledge on the date such Blockage Notice was given.

3. Subordination of Liens. Unless and until the Senior Creditor Repayment shall have occurred, each Debtor, for itself and its successors and assigns, covenants and agrees, and each Junior Creditor, for itself and its successors and assigns, hereby covenants and agrees, that all Liens now or hereafter acquired by Senior Creditor in any or all of the Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by any Junior Creditor in the Collateral. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any Lien or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. The Lien subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by Senior Creditor, and Senior Creditor shall be deemed to have acquired the Senior Debt in reliance upon this Agreement.

4. Disposition of Collateral.

(a) Each Junior Creditor hereby agrees that, until the Senior Creditor Repayment, Senior Creditor may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the Liens of such Junior Creditor, provided that such Junior Creditor retains any rights it may have as a junior secured creditor with respect to the Junior Debt with respect to the surplus, if any, arising from any such disposition or enforcement. Upon any disposition of any of the Collateral by Senior Creditor, each Junior Creditor (i) agrees, if requested, to execute and immediately deliver any and all releases or other documents or agreements which Senior Creditor deems reasonably necessary to accomplish a disposition thereof free of the Liens of such Junior Creditor, and (ii) authorizes Senior Creditor to record, or cause to have recorded, any UCC financing statements which Senior Creditor deems reasonably necessary to accomplish a disposition thereof free of the Liens of such Junior Creditor (it being understood that Senior Creditor shall not release any Liens of any Junior Creditor in any Collateral which is not the subject of such disposition). Each Junior Creditor agrees that any funds of any Debtor which it obtains through the exercise of any right of setoff or other similar right constitute Collateral, and each Junior Creditor shall immediately pay such funds to Senior Creditor to be applied to the outstanding Senior Debt. Senior Creditor agrees to act in a commercially reasonable fashion in connection with any disposition of any Collateral by Senior Creditor.

(b) In the event of a sale or other disposition by any Debtor of some or all of the Collateral in connection with the liquidation or winding up of its business, each Junior Creditor agrees to release its Lien on such Collateral promptly (and in any event within three business days) upon the request of Senior Creditor, whether or not such Junior Creditor will receive any proceeds from such sale, but only if the net proceeds are used to pay the Senior Debt in cash and, if such net proceeds are sufficient to repay the Senior Debt in full, if the remaining proceeds are used to pay the Junior Debt in cash (unless otherwise required by applicable law). Should any Junior Creditor fail to provide a release of its Lien in any such Collateral sold or agree in writing to release its Lien contemporaneously with any such sale in accordance with the provisions of the preceding sentence (including the application of proceeds) within three (3) business days after its receipt of Senior Creditor’s written request, Senior Creditor may, acting as such Junior Creditor’s attorney-in-fact, do so itself in such Junior Creditor’s name. Such power of attorney is coupled with an interest and is irrevocable until the Senior Creditor Repayment shall have occurred.

5. Limitations on Rights and Remedies.

(a) So long as a Blockage Period is in effect or if Senior Lender has commenced and is diligently pursuing an Enforcement Action, each Junior Creditor hereby agrees, severally and not jointly with the other Junior Creditors, that it shall not exercise any rights or remedies with respect to any Debtor or any Collateral, including, without limitation, the right to (a) enforce any Liens or repossess, sell or otherwise foreclose on any portion of the Collateral, or (b) request any action, institute litigation or other proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Collateral; provided, however, that if Debtors or Senior Creditor shall cure the applicable event of default under the Subordinated Debenture Documents prior to the taking of such remedial action by any Junior Creditor, no Junior Creditor will take or continue any remedial action with respect to such event of default after the date of such cure; and, until the Senior Creditor Repayment, any payments, distributions or proceeds resulting from the exercise of any such remedial action received by any Junior Creditor shall be subject to the terms of this Agreement and shall be paid or delivered to Senior Creditor as provided in this Agreement; provided, further, notwithstanding anything to the contrary contained herein, Junior Creditors shall not be prohibited (at any time, with or without notice, even during a Blockage Period or while an Enforcement Action is outstanding) from taking action against the Debtors to (x) collect Permitted Payments described in Section 2(c)(i) including, without limitation, seeking specific performance or taking action against the Borrowers to collect capital stock of the Parent at any time any Debtor is obligated to issue the same to the extent such obligation is a non-cash obligation that would constitute a Permitted Payment under Section 2(c)(i), or (y) seeking specific performance against the Debtors to enforce the provisions of the Subordinated Debenture Documents described on Schedule 3 attached hereto.

(b) To the extent that any Default under the Senior Loan Documents gives rise to a “cross default” under the Subordinated Debenture Documents (a “Junior Cross Default”), the cure or waiver of such Default under the Senior Loan Documents shall be deemed to automatically cure or waive such Junior Cross Default under the Subordinated Debenture Documents. To the extent that any default or event of default under the Subordinated Debenture Documents gives rise to a “cross default” under the Senior Loan Documents (a “Senior Cross Default”), the cure or waiver of such default or event of default under the Subordinated Debenture Documents shall be deemed to automatically cure or waive such Senior Cross Default under the Senior Loan Documents.

6. Intercreditor Arrangements in Bankruptcy.

(a) Notwithstanding any Bankruptcy Event, this Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to any Debtor shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

(b) Except as otherwise specifically permitted in this Section 6, until the Senior Creditor Repayment, no Junior Creditor shall assert, without the written consent of Senior Creditor, which consent may be granted or withheld in Senior Creditor’s sole discretion, any claim, motion, objection, or argument in respect of any Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by such Junior Creditor as a secured creditor of the applicable Debtor, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of any Collateral.

(c) Without limiting the generality of the foregoing, each Junior Creditor agrees that if a Bankruptcy Event occurs, (i) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as Senior Creditor, in its discretion, may decide without seeking or obtaining the consent of such Junior Creditor as holder of an interest in the Collateral; (ii) Senior Creditor may (A) provide financing to any Debtor or (B) consent to the granting of a priming Lien to secure postpetition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as Senior Creditor, in its sole discretion, may decide without seeking or obtaining the consent of such Junior Creditor as holder of an interest in the Collateral; (iii) such Junior Creditor shall not oppose any Debtor’s use of cash collateral to the extent such use has been approved by Senior Creditor; (iv) such Junior Creditor shall not oppose any sale or other disposition of any Collateral free and clear of Liens or other claims of any Person, including such Junior Creditor, under Section 363 of the Bankruptcy Code if Senior Creditor has consented to such sale or disposition of such assets.

(d) Each Junior Creditor agrees that it will not initiate, prosecute, encourage, or assist with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of Senior Creditor’s claim against any of the Debtors, (iii) challenging the perfection or enforceability of any of Senior Creditor’s Liens, or (iv) asserting any claims which any Debtor may hold with respect to Senior Creditor or the Senior Debt, if any.

(e) Notwithstanding any other provision of this Section 6, (i) each Junior Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Junior Creditor, including without limitation any claims secured by the Collateral, and (ii) each Junior Creditor shall be entitled to file any pleadings, objections, motions or agreements which (y) assert rights or interests available to unsecured creditors of the applicable Debtor arising under either the Bankruptcy Code or applicable non-bankruptcy law or (z) which preserve Junior Creditors’ rights to the Collateral after giving effect to the Senior Creditor Repayment which do not adversely affect the rights of Senior Creditor.

7. Bankruptcy Event. In the event of any Bankruptcy Event, as between Senior Creditor and Junior Creditors, the following shall apply:

(a) Upon any payment or distribution of assets or securities of any kind or character, whether in cash, securities or other property, of any Debtor or the estate created by the commencement of any such Bankruptcy Event, the Senior Debt shall first be paid irrevocably in full in cash before any Junior Creditor shall be entitled to receive any payment or distribution of any cash, securities or other property on account of the Junior Debt.

(b) Senior Creditor shall be entitled to receive from Debtors and any other Person making any distribution in accordance with clause (a) above any payment or distribution of any kind or character, whether in cash, securities or other property which may be payable or deliverable in respect of the Junior Debt in connection with any such Bankruptcy Event for application to the payment of the Senior Debt (to the extent necessary to pay such Senior Debt after giving effect to any concurrent payment to Senior Creditor). To facilitate the foregoing, each Junior Creditor irrevocably authorizes, empowers and directs any Debtor, debtor in possession, receiver, liquidator, custodian, conservator, trustee or other Person having authority to pay or otherwise deliver all such payments or distributions to Senior Creditor as required by this clause (b).

(c) In the event that, notwithstanding the foregoing provisions of clause (b) above, any Junior Creditor receives any payment from or distribution of assets or securities of any Debtor or the estate created by the commencement of any such Bankruptcy Event, of any kind or character in respect of the Junior Debt, whether in cash, securities or other property before the Senior Creditor Repayment shall have occurred, then, and in such event, such payment or distribution shall be received and held in trust by such Junior Creditor for the benefit of Senior Creditor and shall be promptly paid over or delivered by such Junior Creditor to Senior Creditor to the extent necessary to pay the Senior Debt in full after giving effect to any concurrent payment to Senior Creditor. In addition, to the extent that Senior Creditor receives a payment in excess of the amount required to effectuate the Senior Creditor Repayment, then Senior Creditor shall, unless otherwise required by applicable law or court order, hold such excess amount in trust for the Junior Creditors and promptly pay such excess amount to Junior Agent for the benefit of Junior Creditors, and Junior Agent and Junior Creditors shall allocate such amount among themselves in such manner as they elect.

(d) Each Junior Creditor covenants and agrees to provide Senior Creditor with a copy of any proof of claim filed by such Junior Creditor in connection with any Bankruptcy Event, and Senior Creditor agrees to provide Junior Creditors with a copy of any proof of claim filed by Senior Creditor in connection with any Bankruptcy Event.

(e) In connection with any Bankruptcy Event, each Junior Creditor agrees that it shall not vote to accept or approve any plan of partial or complete liquidation, reorganization, arrangement, composition or extension (nor shall it provide any financing to any Debtor or its affiliates under any such plan) that would (i) not provide for the payment in full of all Senior Debt in cash, unless Senior Creditor has voted to accept such plan (which vote shall be within Senior Creditor’s sole and absolute discretion), or (ii) cause such Junior Creditor or any affiliate thereof to receive any payment in respect of Junior Debt (other than current interest in connection with any debt owing to such Junior Creditor pursuant to a plan of reorganization, provided that the payment of such current interest is subordinated to the Senior Debt on substantially the terms set forth herein) prior to the Senior Creditor Repayment.

8.  No Additional Liens. Other than as set forth in the Subordinated Debenture Security Agreements, each Junior Creditor hereby represents, severally, and not jointly with the other Junior Creditors, that such Junior Creditor has not been granted or obtained any Liens in any assets of any Debtor or any other assets securing the Senior Debt. Each Junior Creditor agrees that, without the prior written consent of Senior Creditor, no Junior Creditor will take any other Liens on any assets of any Debtor or any other assets as security for the Junior Debt unless Senior Creditor also has a Lien on such assets which is senior to that of the applicable Junior Creditor, and no Junior Creditor shall obtain any additional guarantees for the Junior Debt unless the Person obligated under such guaranty also guarantees the Senior Debt and such guaranty in favor of Junior Creditor(s) is subordinated to such guaranty in favor of Senior Creditor in a manner consistent with the terms and conditions of this Agreement pursuant to documentation reasonably acceptable to Senior Creditor.

9.  Junior Debt Owed Only to Junior Creditors; Restrictions on Transfer.

(a) Each Junior Creditor represents and warrants severally, and not jointly with the other Junior Creditors that: (a) no Junior Creditor has previously assigned any interest in the Junior Debt or any Lien in connection therewith, if any; (b) no Person other than Junior Creditors owns an interest in any Junior Debt or security therefor (whether as joint holders of the Junior Debt, participants or otherwise); and (c) the entire Junior Debt is owing only to Junior Creditors. Each Junior Creditor covenants that, in the event that such Junior Creditor wishes to transfer, in whole or in part, all or any part of the Junior Debt or any Lien therefor to another Person, then the terms and conditions of this Agreement will be and remain binding upon the Junior Debt and all Liens therefor, and such Junior Creditor shall cause such proposed transferee, before any such transfer is made, to execute and deliver to Senior Creditor a written acknowledgment in form and substance reasonably acceptable to Senior Creditor, pursuant to which such proposed transferee acknowledges that it will constitute a Junior Creditor hereunder and be bound by the terms and conditions hereof.

(b) Senior Creditor covenants that, in the event that the Senior Creditor wishes to transfer, in whole or in part, all or any part of the Senior Debt or any Lien therefor to another Person, then the terms and conditions of this Agreement will be and remain binding upon the Senior Debt and all Liens therefor, and Senior Creditor shall cause such proposed transferee, before any such transfer is made, to execute and deliver to the Junior Creditors a written acknowledgment that such proposed transferee acknowledges that it will constitute a Senior Creditor hereunder and be bound by the terms and conditions hereof. Senior Creditor agrees that (i) in the event of any transfer by Senior Creditor of less than all of the Senior Debt, ACF CGS, L.L.C. shall continue to serve as administrative agent for the holder(s) of Senior Debt (including for purposes of administering and enforcing this Agreement), and (ii) in the event of the transfer by Senior Creditor of all of the Senior Debt then held by Senior Creditor, prior to consummating any such transfer, Senior Creditor shall notify Junior Agent of such proposed transfer (the “Transfer Notice”) (which notice shall include the identity of the proposed transferee(s) and the scheduled date of closing of the transfer to such person(s) (the “Scheduled Transfer Date”)), and Junior Creditors shall have the right to exercise the Purchase Option with respect to all, but not less than all of the Senior Debt, upon the terms and conditions described in Section 10 below; provided, however, that in such event Junior Creditors desiring to exercise the Purchase Option shall deliver a Purchase Option Notice to ACF CGS, L.L.C. within two (2) days following delivery of the Transfer Notice by ACF CGS, L.L.C., and shall consummate the Purchase Option and pay the Option Purchase Price no later than the later of (A) the Scheduled Transfer Date identified in the Transfer Notice, or four (4) business days following the date of delivery of the Purchase Option Notice.

10.  Purchase Option.

(a) Senior Creditor shall give Junior Agent a copy of any written notice of acceleration of any Senior Debt given by Senior Creditor to one or more Debtors, concurrently with, or as soon as practicable after, the giving of such notice to such Debtors. For a period of 10 calendar days following receipt of such notice by Junior Agent (the “Option Period”), Junior Creditors shall have the option (the “Purchase Option”) to purchase from Senior Creditor (i) all, but not less than all, of the Senior Debt owed to Senior Creditor at the time of purchase (excluding the Retained Debt, as defined below) and (ii) all of Senior Creditor’s right, title and interest in and to, and all of Senior Creditor’s obligations under, the Senior Loan Documents (excluding the Retained Interests, as defined below, and excluding all rights and remedies of Senior Creditor under and with respect to any warrant, registration rights agreement, capital stock of any Debtor and other similar equity investments) (all such property referred to in clauses (i) and (ii) being collectively called the “Assigned Interests”). At any time during the Option Period, Junior Creditors may exercise the Purchase Option by causing Junior Agent to deliver to Senior Creditor a written notice of intent to exercise the Purchase Option (the “Purchase Option Notice”), in which notice Junior Agent shall specify the date of closing (which shall be a business day within the Option Period). On the closing date specified in the Purchase Option Notice, Senior Creditor shall, pursuant to an assignment agreement in form and substance satisfactory to Senior Creditor and Junior Creditors, assign all of its right, title and interest in and to the Assigned Interests to Junior Creditors, without representation, recourse or warranty (except as expressly set forth below), upon Senior Creditor’s receipt of payment, in cash (and in immediately available federal funds by wire transfer to a bank account designated by Senior Creditor), of the purchase price (the “Option Purchase Price”), which shall be an amount equal to 100% of the Senior Debt owed on the date of payment to Senior Creditor (it being understood and agreed to by all parties that any purchase and sale consummated pursuant to this Section 10 shall be deemed to be a prepayment of all of the Senior Debt for all purposes of the Senior Loan Documents), including, without limitation, (w) all unpaid interest, fees and any other charges, without regard to whether or not such amounts are allowed or are recoverable pursuant to Section 506 of the Bankruptcy Code or otherwise, (x) any prepayment fee or early termination fee set forth in the Senior Loan Documents, and (y) any amounts that are due and payable to Senior Creditor in respect of claims for which Senior Creditor is entitled to indemnification under the Senior Loan Documents, but excluding the Retained Debt. Without duplication of any amounts to be paid as part of the Option Purchase Price, Junior Creditor shall furnish to Senior Creditor on the date of closing on the Purchase Option cash collateral as security to Senior Creditor for the payment of all Asserted Known Indemnification Claims, as defined below, such cash collateral to be an amount equal to 100% of such claims. The election to exercise the Purchase Option pursuant to the Purchase Option Notice shall be irrevocable and shall fully obligate and commit Junior Creditors to acquire the Assigned Interests as herein provided. The amount of and payment of the Option Purchase Price or any other sum required to be paid by Junior Creditors to Senior Creditor pursuant to this Section 10 shall not be subject to any defense, reduction, recoupment or offset, for any reason, including, without limitation, any breach or alleged breach by Senior Creditor at any time of any provision of this Agreement. The failure of Junior Agent to deliver the Purchase Option Notice so that it is received by Senior Creditor prior to expiration of the Option Period or to consummate the purchase pursuant to the Purchase Option as provided herein prior to the expiration of the Option Period shall result in the forfeiture of the Purchase Option, unless otherwise agreed by Senior Creditor in its sole discretion. As used herein, the term “Retained Debt” shall mean any and all amounts required to be paid by any Debtor to Senior Creditor pursuant to any indemnity provisions contained in any of the Senior Loan Documents, the claim for which arises or becomes due and payable after the consummation of the purchase by Junior Creditor pursuant to the Purchase Option; the term “Retained Interests” shall mean the rights and interest retained by Senior Creditor under all of the Senior Loan Documents, notwithstanding the sale and the assignment of the Assigned Interests, in respect of the Retained Debt and in respect of indemnification obligations of Debtors in accordance with the Senior Loan Documents (all of which shall survive the sale and assignment of the Assigned Interests and continue to benefit Senior Creditor); and the term “Asserted Known Indemnification Claim” means any matters or circumstances for which notice or demand has been made or asserted against Senior Creditor in writing that at the time of determination could reasonably be expected to result in direct or actual damages and expenses (including, without limitation, reasonable and documented attorneys' fees and disbursements but excluding special, indirect, consequential or punitive damages to Senior Creditor) to Senior Creditor and which are subject to indemnification by any Debtor pursuant to the terms of the Senior Loan Documents. Any reference to the amount of any Asserted Known Indemnification Claim shall mean that amount as reasonably determined by Senior Creditor in light of the facts and circumstances of the underlying claim. In connection with any such sale or assignment, each Debtor agrees to execute and deliver to Senior Creditor all such agreements, instruments or documents as Senior Creditor may reasonably request to evidence the survival of such rights, interest and obligations. The grant of the Purchase Option shall not operate to restrict Senior Creditor from assigning or transferring to any Person any or all of its loan commitments under the Senior Loan Documents or any Senior Debt owing to it or any of its rights or other interests under the Senior Loan Documents, so long as such Person agrees to be bound by the terms of this Section 10.

(b) The purchase price and any cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of Senior Creditor as Senior Creditor may designate in writing to Junior Agent for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Junior Creditors to the bank account designated by Senior Creditor are received in such bank account prior to 1:00 p.m. Central time. Interest shall be calculated to and including the business day on which such purchase and sale shall occur if the amounts so paid by Junior Creditors to the bank account designated by Senior Creditor are received in such bank account after 1:00 p.m. Central time.

(c) The obligation of Senior Creditor to consummate any sale pursuant to the Purchase Option shall be subject to (i) obtaining any required approval of any applicable governmental authority and (ii) Senior Creditor’s receipt of an undertaking (in form and substance satisfactory to Senior Creditor) from Junior Creditors to reimburse Senior Creditor for any loss, cost or expense (including interest at the rate applicable under the Senior Loan Agreement) outstanding on the date the Purchase Option is exercised and reasonable attorney’s fees and other legal expenses) relating to any payment items that have been provisionally credited to any of the Senior Debt and that are returned unpaid or are otherwise dishonored or charged back.

(d) Any purchase pursuant to the Purchase Option shall be without any representation or warranty of any kind by Senior Creditor as to any of the Assigned Interests or otherwise and without recourse to Senior Creditor, except that Senior Creditor shall represent and warrant to Junior Creditors: (i) the amount of the Senior Debt being purchased from Senior Creditor, (ii) that Senior Creditor owns such Senior Debt free and clear of any Liens and (iii) that Senior Creditor has the right to assign such Senior Debt and the assignment is duly authorized.

(e) Upon the consummation of any purchase and sale pursuant to the Purchase Option, Junior Creditors (and not Senior Creditor) shall thereafter be obligated pursuant to the terms of the Senior Loan Documents with respect to the Assigned Interests and responsible for the discharge and performance of all of the duties, responsibilities and obligations of Senior Creditor under the loan commitments included within the Assigned Interests, with the Junior Creditors thereafter being deemed to be the “Lender” for all purposes under the Senior Loan Documents (except with respect to the Retained Debt and Retained Interests) and with Senior Creditor thereafter being released from its duties, responsibilities and obligations under the Senior Loan Documents.

(f) All Retained Debt shall remain secured by the Collateral, Junior Agent shall act as collateral agent for Senior Creditor in connection with all Retained Debt and Senior Creditor shall have the benefits of the Retained Interests in the Senior Loan Documents. Senior Creditor shall be entitled to payment in respect of such Retained Debt on the due date of any such Retained Debt.

(g) Each Debtor agrees that any such sale and assignment by Senior Creditor of the Assigned Interests shall not operate to terminate or impair such Debtor’s obligations to indemnify Senior Creditor or the obligations of such Debtor with respect to any Retained Rights under the Senior Loan Documents or otherwise, all of which indemnity and other obligations with respect to the Retained Rights shall survive any such sale and assignment. Nothing in this Section 10 shall be deemed to require Senior Creditor to extend any credit to any Debtor during the Option Period.

(h) Junior Creditors agree that, after consummation of any purchase of the Assigned Interests in accordance with this Section 10, Junior Creditors will not authorize or allow any amendment to be made to any of the provisions of the Senior Loan Documents in a manner that would restrict or otherwise adversely effect the Retained Interests or the security for the Retained Debt.

(i) For avoidance of doubt, Junior Creditors agree and acknowledge that Senior Creditor shall not be required to provide any prior notice to Junior Creditor of Senior Creditor’s commencement of, or intent to commence, any enforcement action against or with respect to any Debtor or any of the Collateral, and Senior Creditor shall not be obligated to forbear from taking any such enforcement action during the Option Period.

(j) Notwithstanding anything herein to the contrary, the rights and obligations of each Junior Creditor hereunder are several and not joint with the rights and obligations of any other Junior Creditor and no Junior Creditor shall have liability or obligations hereunder unless and until such Junior Creditor duly exercises its rights hereunder in its sole discretion.

11.  Continuing Nature of Subordination. This Agreement will be effective and may not be terminated or otherwise revoked by any Junior Creditor until the Senior Creditor Repayment shall have occurred. Each Junior Creditor hereby waives to the fullest extent permitted by applicable law any right it may have to terminate or revoke this Agreement or any of the provisions of this Agreement. In the event that any Junior Creditor has any right under applicable law otherwise to terminate or revoke this Agreement which right cannot be waived, such termination or revocation will not be effective until written notice of such termination or revocation, signed by such Junior Creditor, is actually received by Senior Creditor’s officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and Senior Creditor may continue, at any time and without notice to any Junior Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of Debtors on the faith hereof. Any termination or revocation described hereinabove will not affect this Agreement in relation to any of the Senior Debt which arose or was committed to prior to receipt thereof.

12.  Invalidated Payments; Waivers by Junior Creditors.

(a) To the extent that Senior Creditor receives payments or transfers on the Senior Debt or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law, or equitable cause or pursuant to the Senior Loan Documents, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

(b) Each Junior Creditor hereby waives and releases, to the fullest extent permitted by applicable law, any claim which such Junior Creditor may now or hereafter have against Senior Creditor arising out of any and all actions which Senior Creditor takes or omits to take with respect to any Debtor, any Collateral or any Senior Loan Document, including, without limitation: (a) any action or inaction with respect to the creation, perfection or continuation of Liens on the Collateral and other security for the Senior Debt, (b) any action or inaction with respect to the occurrence of any Default, (c) any action or inaction with respect to the foreclosure upon, repossession, sale, release or depreciation of, or failure to realize upon, any of the Collateral, (d) any action or inaction with respect to the collection of any claim for any part of the Senior Debt from any account debtor, guarantor, or any other Person, (e) any other action or inaction with respect to the enforcement of the Senior Loan Documents or the valuation, use, protection or disposition of the Collateral or any other security for the Senior Debt, (f) the election of Senior Creditor, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code; provided, however, that the foregoing shall not apply to any actions or omissions of Senior Creditor constituting a violation of applicable law or a violation of this Agreement or, with respect to matters relating to the realization, foreclosure or other disposition of Collateral, the failure of Senior Creditor to act in a commercially reasonable manner.

13. Additional Senior Debt; Amendments to Loan Documents.

(a) Senior Creditor may from time to time in its discretion make Additional Senior Loans to the Debtors, provided, that prior to making any such Additional Senior Loan Senior Creditor shall notify Junior Agent in writing (an “Additional Senior Loan Notice”) of the proposed terms and conditions thereof (including, without limitation, the proposed amount, ranking, pricing, date of funding (the “Proposed Additional Senior Loan Funding Date”), and all other material terms relating to such proposed Additional Senior Loan), which notice shall be accompanied by the definitive agreements that Senior Creditor would propose to use in connection with such Additional Senior Loan (the “Proposed Additional Senior Loan Documents”), and Junior Creditors shall have the option to provide all but not less than all of such Additional Senior Loan on the terms set forth in the Additional Senior Loan Notice and the Proposed Additional Senior Loan Documents. Junior Agent shall notify Senior Creditor in writing (the “Junior Creditor Commitment Notice”) within three (3) business days following receipt of an Additional Senior Loan Notice of Junior Creditors’ election whether or not to provide the Additional Senior Loan to the Debtors on the terms described in the Additional Senior Loan Notice and the Proposed Additional Senior Loan Documents (provided that the failure of Junior Agent to respond within such time period shall be deemed to be an election of Junior Creditors not to provide such Additional Senior Loan), which notice shall (i) identify the applicable Junior Creditor(s) electing to make the Additional Senior Loan, (ii) indicate the date on which such Junior Creditors propose to fund such Additional Senior Loan to the Borrowers, which shall be no later than seven (7) days following the date of the Junior Creditor Commitment Notice, and (iii) serve as such Junior Creditors’ commitment to make such Additional Senior Loan on the applicable terms and conditions. If requested by Borrowers, Senior Creditor may, in its sole discretion, elect to fund the Additional Senior Loan prior to the agreed date of funding by Junior Creditors, in which event Senior Creditor shall so notify Junior Agent, and the applicable Junior Creditors shall, no later than the date seven (7) days following the date of the Junior Creditor Commitment Notice, fund such Additional Senior Loan to Borrowers with the proceeds to be used to repay the amount advanced by Senior Creditor. If Junior Creditors elect to make the Additional Senior Loan, Junior Creditors shall execute and deliver the Additional Senior Loan Documents and, if applicable, enter into an appropriate amendment of this Agreement. Notwithstanding anything to the contrary set forth herein, the Senior Creditor shall not make Additional Senior Loans in an amount such that the aggregate amount of Senior Debt would exceed the amount described in clause (a) of the definition of “Senior Debt”.

(b) Senior Creditor, at any time and from time to time, may enter into such agreements, amendments and modifications with any Debtor as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms and conditions of all or any portion of the Senior Debt or affecting the security underlying any or all of the Senior Debt, all without affecting the rights of Senior Creditor hereunder; provided, however, that Senior Creditor shall not, without the prior written consent of Junior Creditors holding at least 67% of the outstanding principal amount of Debentures, agree to any such amendment or modification which (i) increases the principal amount of the Senior Debt beyond the limits described in the definition of “Senior Debt” set forth herein, (ii) extends the stated maturity date of some or all of the Senior Debt; or (iv) adds any additional events of default or financial covenants.

(c) Junior Creditors agree with Senior Creditor that the Subordinated Debenture Documents may not be materially modified or amended without the prior written consent of Senior Creditor (including, without limitation, any amendment which has the effect of shortening the maturity of the Junior Debt, accelerating the due date of any payment with respect thereto, increasing the interest rate or any fees or liquidated damages payable in cash with respect thereto, requiring any amount not required to be paid in cash thereunder to be paid in cash, or making any covenant more restrictive on any Debtor); provided, however, that Junior Creditors and Debtors may amend the terms and conditions of any non-cash payment obligations pursuant to the Subordinated Debenture Documents without the consent of Senior Creditor.

14. No Waiver by Senior Creditor. No right of Senior Creditor to enforce the subordination or other terms as provided in this Agreement will at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Debtor or by any act or failure to act by Senior Creditor, or by any noncompliance by any Debtor with the terms, provisions and covenants of this Agreement, the Senior Loan Documents or the Subordinated Debenture Documents, regardless of any knowledge thereof which Senior Creditor may have or be otherwise charged with. No waiver will be deemed to be made by Senior Creditor of any of Senior Creditor’s rights hereunder, unless the same will be in writing signed on behalf of Senior Creditor, and each waiver, if any, will be a waiver only with respect to the specific instance involved and will in no way impair the rights of Senior Creditor or the obligations of any Junior Creditor to Senior Creditor in any other respect at any other time. The failure of Senior Creditor to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of Senior Creditor thereafter to enforce each and every such provision. No waiver by Senior Creditor of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

15. Certain Stock Certificates. Junior Agent hereby represents and warrants to Senior Creditor that Junior Agent is in possession of the stock certificates and membership interest certificates of Debtors described on Exhibit A attached hereto (the “Certificates”). Promptly following the closing of the transactions contemplated by the Senior Loan Agreement (and in any event within 5 business days), Junior Agent shall provide the Certificates to Senior Creditor, and Junior Agent hereby agrees that, until such time, Junior Agent shall hold such Certificates as Senior Creditor’s agent for purposes of perfection. Within 5 business days following the date that the Senior Creditor Repayment occurs, Senior Creditor shall redeliver the Certificates to the Junior Agent, subject to the undertaking by the Junior Creditors that if a Bankruptcy Event occurs within 90 days following the date of the Senior Creditor Repayment, then the Junior Agent shall promptly return the Certificates to Senior Creditor and, until such return, Junior Agent shall hold such Certificates as Senior Creditor’s agent for purposes of perfection.

16.  Information Concerning Financial Condition of Debtors; Notices of Default.

(a) Each Junior Creditor hereby assumes responsibility for keeping informed of the financial condition of Debtors, any and all endorsers and any and all other guarantors of the Junior Debt and/or the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Junior Debt, and each Junior Creditor hereby agrees that Senior Creditor will not have any duty to advise such Junior Creditor of any information regarding such condition or any such circumstances. In the event that Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to any Junior Creditor, Senior Creditor will be under no obligation (i) to provide any such information to any Junior Creditor on any subsequent occasion, or (ii) to undertake any investigation or to disclose any information which Senior Creditor wishes to maintain as confidential.

(b) Senior Creditor hereby assumes responsibility for keeping informed of the financial condition of Debtors, any and all endorsers and any and all other guarantors of the Senior Debt and/or the Junior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Junior Debt, and Senior Creditor hereby agrees that no Junior Creditor will have any duty to advise Senior Creditor of any information regarding such condition or any such circumstances. In the event that any Junior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Senior Creditor, such Junior Creditor will be under no obligation (i) to provide any such information to Senior Creditor on any subsequent occasion, or (ii) to undertake any investigation or to disclose any information which such Junior Creditor wishes to maintain as confidential.

(c) Each Junior Creditor agrees to make reasonable efforts to provide Senior Creditor with a copy of any notice of default to any Debtor within three business days of such notice to such Debtor, but any failure of any Junior Creditor to provide such notice to Senior Creditor shall not result in any liability of such Junior Creditor to Senior Creditor or limit any rights of such Junior Creditor hereunder.

(d) Without limiting the obligation of Senior Creditor to provide Junior Agent with a copy of any notice of acceleration as set forth in Section 10(a), Senior Creditor agrees to make reasonable efforts to provide Junior Agent with a copy of any notice of default to any Debtor within three business days of such notice to such Debtor, but any failure of Senior Creditor to provide such notice to Junior Agent shall not result in any liability of Senior Creditor to Junior Agent or any Junior Creditor or limit any rights of Senior Creditor hereunder.

17. Payments to Senior Creditor Do Not Reduce Junior Debt. Each Debtor acknowledges and agrees that any payment by or on behalf of any Debtor with respect to any Junior Debt which is paid over to Senior Creditor pursuant to the terms and conditions hereof shall not be deemed to reduce the Junior Debt.

18. Cure of Payment Default. If a Payment Default exists at any time, Senior Creditor agrees that any Junior Creditor may cure such Payment Default by paying to Senior Creditor, in immediately available funds, the amount necessary to cure such Payment Default, and Senior Creditor agrees to accept such payment from such Junior Creditor for application to the Senior Debt. Nothing contained herein shall be deemed to obligate Senior Creditor to notify Junior Creditor of the existence of any Default.

19. Relationship Among Junior Creditors and Junior Agent, Waiver of Marshalling. Each Debtor, Junior Agent and each Junior Creditor acknowledges and agrees that Senior Creditor has no knowledge of, and shall not have any duty or responsibility for determining, the relative rights and obligations of Junior Agent or any Junior Creditor on one hand, to Junior Agent or any other Junior Creditor, on the other hand, with respect to any Subordinated Debt, any Collateral, any Subordinated Debenture Document, the Subordinated Debt Control Account or otherwise

Each Debtor and each Junior Creditor hereby waives any right to require marshalling of any assets by Senior Creditor and any similar rights.

20. Confirmation of Appointment of Junior Agent. Each of the undersigned Junior Creditors hereby designates Enable Growth Partners, LP (“EGP”) as Junior Agent under this Agreement (including for purposes of receiving notices on behalf of each Junior Creditor), and agrees that EGP’s rights, responsibilities and immunities as Junior Agent shall be as set forth in Annex B to the Subordinated Debenture Security Agreement.

21. CONSENT TO JURISDICTION; SERVICE OF PROCESS; NO JURY TRIAL.

(a) EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK AND WAIVES ANY OBJECTION BASED UPON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION WILL AFFECT THE RIGHT OF SENIOR CREDITOR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING COMMENCED BY ANY DEBTOR OR ANY JUNIOR CREDITOR AGAINST SENIOR CREDITOR OR ANY OTHER HOLDER OF ANY SENIOR DEBT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK.

(b) EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT WITH COUNSEL OF ITS CHOICE AND IS FULLY AWARE OF THE LEGAL CONSEQUENCES AND EFFECTS HEREOF AND HAS KNOWINGLY AGREED TO THE PROVISIONS HEREOF.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22. ARM’S LENGTH AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT AGREES AND ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN NEGOTIATED IN GOOD FAITH, AT ARM’S LENGTH, AND NOT BY ANY MEANS FORBIDDEN BY LAW.

23. INJUNCTIVE RELIEF. EACH JUNIOR CREDITOR AND EACH DEBTOR ACKNOWLEDGES AND AGREES THAT ITS COVENANTS AND OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH ARE INTEGRAL TO SENIOR CREDITOR’S REALIZATION OF ITS RIGHTS AGAINST, AND THE VALUE OF ITS INTEREST IN, THE ASSETS OF DEBTORS AND THEIR AFFILIATES, THAT A BREACH OF ANY OF THE COVENANTS AND OBLIGATIONS OF SUCH JUNIOR CREDITOR, SUCH DEBTOR HEREUNDER OR UNDER THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH WILL ENTITLE SENIOR CREDITOR TO INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE WITHOUT THE NECESSITY OF PROVING IRREPARABLE INJURY TO SENIOR CREDITOR OR THAT SENIOR CREDITOR DOES NOT HAVE AN ADEQUATE REMEDY AT LAW IN RESPECT OF SUCH BREACH (EACH OF WHICH ELEMENTS SUCH JUNIOR CREDITOR, SUCH DEBTOR ADMITS EXIST) AND, AS A CONSEQUENCE, SUCH JUNIOR CREDITOR, SUCH DEBTOR AGREES THAT EACH AND EVERY COVENANT AND OBLIGATION APPLICABLE TO IT AND CONTAINED IN THIS AGREEMENT OR THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH WILL BE SPECIFICALLY ENFORCEABLE AGAINST IT. EACH JUNIOR CREDITOR, EACH DEBTOR HEREBY WAIVES AND AGREES NOT TO ASSERT ANY DEFENSES AGAINST AN ACTION FOR SPECIFIC PERFORMANCE OF ITS RESPECTIVE COVENANTS AND OBLIGATIONS HEREUNDER AND/OR UNDER THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

SENIOR CREDITOR ACKNOWLEDGES AND AGREES THAT ITS COVENANTS AND OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH ARE INTEGRAL TO EACH JUNIOR CREDITOR’S REALIZATION OF ITS RIGHTS AGAINST, AND THE VALUE OF ITS INTEREST IN, THE ASSETS OF DEBTORS AND THEIR AFFILIATES, THAT A BREACH OF ANY OF THE COVENANTS AND OBLIGATIONS OF SUCH SENIOR CREDITOR HEREUNDER OR UNDER THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH WILL ENTITLE EACH JUNIOR CREDITOR TO INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE WITHOUT THE NECESSITY OF PROVING IRREPARABLE INJURY TO JUNIOR CREDITORS OR THAT ANY JUNIOR CREDITOR DOES NOT HAVE AN ADEQUATE REMEDY AT LAW IN RESPECT OF SUCH BREACH (EACH OF WHICH ELEMENTS SENIOR CREDITOR ADMIT EXIST) AND AS A CONSEQUENCE, SENIOR CREDITOR AGREES THAT EACH AND EVERY COVENANT AND OBLIGATION APPLICABLE TO IT AND CONTAINED IN THIS AGREEMENT OR THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH WILL BE SPECIFICALLY ENFORCEABLE AGAINST IT. EACH JUNIOR CREDITOR HEREBY WAIVES AND AGREES NOT TO ASSERT ANY DEFENSES AGAINST AN ACTION FOR SPECIFIC PERFORMANCE OF ITS RESPECTIVE COVENANTS AND OBLIGATIONS HEREUNDER AND/OR UNDER THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

24. Notices. Except as otherwise provided for herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication will or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other communication with respect to this Agreement, such notice, demand, request, consent, approval, declaration or other communication will be in writing (including, but not limited to, facsimile communication), and will either be delivered in person, telecopied, sent by reputable overnight courier or mailed by first class mail, or registered or certified mail, return receipt requested, postage prepaid or provided for, addressed as follows:

(a) If to Senior Creditor at:

Archer Capital Management, L.P.
570 Lexington Avenue
40th Floor
New York, New York
Attn.: Mr. Gary Katz
Fax: (2112) 319-1032

With a copy to:

Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
Attn: Jeffrey M. Wolf,. Esq.
Fax: (617) 310-6001

(b) If to Junior Agent at:

Enable Growth Partners, L.P.
One Ferry Building, Suite 255
San Francisco, CA 94111
Attn.:
Fax: (415)  677-1580

With a copy to:

Feldman Weinstein & Smith LLP
420 Lexington Avenue
New York, New York 10170
Attn.: Michael F. Nertney, esquire
Fax: (212) 401-4741

(c) If to any other Junior Creditor, at its address or facsimile number set forth beneath its signature block on the signature pages to this Agreement.

(d) if to any Debtor at:

Capital Growth Systems, Inc.
500 W. Madison Street
Suite 2060
Chicago, Illinois 60661
Attn.: Patrick C. Shutt, CEO
Fax: 312-673-2422

or to such other address as any party designates to the other parties in the manner herein prescribed. Any such notice shall be deemed to have been duly given or made (w) when delivered by hand against acknowledgment of receipt or (x) three business days after being deposited in the mail, postage prepaid or (y) one business day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or (z) if by telecopy or facsimile, when confirmed in writing by the sender’s facsimile device if sent on business day at the office of the recipient, otherwise on the next business day.

25. GOVERNING LAW. ANY DISPUTE BETWEEN TWO OR MORE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, WILL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT OF LAW PROVISIONS AND PRINCIPLES, BUT INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

26. Counterparts; Facsimile or E-mail Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be considered an original counterpart, and will become a binding agreement when Senior Creditor, Junior Creditors and Debtors have each executed one counterpart. Each of the parties hereto agrees that a signature transmitted to Senior Creditor or its counsel by facsimile transmission or by electronic mail will be effective to bind the party so transmitting its signature.

27. Deed of Priority. Senior Creditor and Junior Creditors hereby acknowledge and agree that the Deed of Priority is intended to supplement this Agreement, and no party shall take any action relative to the Deed of Priority that is inconsistent with the terms of this Agreement. In the event that any provision of the Deed of Priority conflicts with any provision of this Agreement, the terms of this Agreement shall control over the Deed of Priority in all respects.

28. Complete Agreement; Merger. This Agreement, including the schedules and exhibits hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party will be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.

28. No Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Creditor and its respective successors and assigns and Junior Creditors and their respective successors and assigns and is not intended to confer upon any Debtor or any other third party any rights or benefits.

30. Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

31. Section Titles. The section titles contained in this Agreement are and will be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

32. No Strict Construction. The parties (directly and through their counsel) hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

33. Further Assurances. Each party hereto will, at the expense of Debtors, and at any time and from time to time, promptly execute and/or authorize and deliver all further instruments and documents, and take all further action, that any other party hereto may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable any party to exercise and enforce its rights and remedies hereunder, including, without limitation, appropriate amendments to financing statements authorized by any Debtor in favor of any Junior Creditor in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments).

34. Expenses. Debtors shall pay to Senior Creditor, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for Senior Creditor, which Senior Creditor may incur in connection with the exercise or enforcement of any of its rights or interests vis-à-vis any Debtor or any Junior Creditor, and all such amounts shall constitute part of the Senior Debt. Debtors shall pay to each Junior Creditors, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for such Junior Creditor, which such Junior Creditor may incur in connection with the exercise or enforcement of any of its rights or interests vis-à-vis any Debtor or Senior Creditor, and all such amounts shall constitute part of the Junior Debt.

35. Termination. This Agreement shall terminate on the date that the Senior Creditor Repayment.

36. Independent Nature of Junior Creditors’ Obligations and Rights. The obligations of each Junior Creditor hereunder are several and not joint with the obligations of any other Junior Creditor, and no Junior Creditor shall be responsible in any way for the performance or non-performance of the obligations of any other Junior Creditor hereunder. Nothing contained herein, and no action taken by any Junior Creditor pursuant hereto, shall be deemed to constitute the Junior Creditors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Junior Creditors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Junior Creditor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Junior Creditor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, this Debt Subordination and Intercreditor Agreement has been executed and delivered as of the date first written above

Senior Creditor: ACF CGS, L.L.C., as Agent under the Senior Loan Agreement and as Senior Lender

By:
Name:
Title:

[Signature Page to Debt Subordination and Intercreditor Agreement]

Junior Agent:    ENABLE GROWTH PARTNERS, L.P.

By:
Name:
Title:

[Signature Page to Debt Subordination and Intercreditor Agreement]

Junior Creditors:   MIDSUMMER INVESTMENT, LTD.

By:
Name:
Title:

Notice Address:

Attn: ______________________

[Signature Page to Debt Subordination and Intercreditor Agreement]